                                                                    EXHIBIT 3.23
                         REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT MADE AS OF THE 10TH DAY OF MAY, 1999.

BY AND AMONG:

         INTERNATIONAL MENU SOLUTIONS CORPORATION, a corporation incorporated under the laws of the State of Nevada, (sometimes referred to herein as "IMSC" or the "Company"),

                                                              OF THE FIRST PART,

                                    - and -

         DONALD KILIMNIK, of the Township of Centre Wellington, in the County of Wellington (hereinafter called "Donald"),

                                                             OF THE SECOND PART,

                                    - and -

         DEBORAH KILIMNIK, of the Township of Wellington, in the County of Wellington (hereinafter called "Deborah"),

                                                              OF THE THIRD PART,

                                    - and -

         ROBERT CURIK, of the City of Waterloo in the Municipality of Waterloo (hereinafter called "Robert"),

                                                             OF THE FOURTH PART,

                                    - and -

         ANJELA CURIK, of the City of Waterloo, in the Municipality of Waterloo (hereinafter called "Anjela"),

                                                              OF THE FIFTH PART,

         (Donald, Deborah, Robert and Anjela being hereinafter collectively called the "Vendors" and individually called a "Vendor")
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                                      - 2 -


WHEREAS:

A. In accordance with the terms and conditions of Share Purchase Agreement made the 10th day of May, 1999 (the "Share Purchase Agreement") between the Company, International Menu Solutions Inc. ("IMSI"), a wholly-owned subsidiary of the Company, and the Vendors, the Company has agreed, upon the terms and subject to the conditions of the Share Purchase Agreement, (i) to issue to the Vendors in partial payment of the Purchase Price for the Purchased Shares (each as defined in the Share Purchase Agreement), 893,333 Class X Special Shares, 250,000 Class E Special Shares, Series 1, 250,000 Class E Special Shares, Series 2, 250,000 Class E Special Shares, Series 3 and 250,000 Class E Special Shares, Series 4 (collectively, the "Special Shares") in the capital of IMSI; and

B. As a condition to the Closing under the Share Purchase Agreement, the Company has agreed to provide certain registration rights under the United States Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Vendors hereby agree as follows:

1.       DEFINITIONS.

         Unless otherwise defined in this agreement or in the recitals hereto, the following terms shall be deemed to have the following meanings:

         a. "Common Stock" means common shares in the capital stock of the Company;

         b. "Person" means any corporation, limited liability company, association, partnership, organization, business, individual or governmental agency;

         c. "Register", "registered", and "registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC");

         d.       "Registrable Securities" 2,500,000 shares of Common Stock;
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                                     - 3 -


         e. "Registration Statement" means a registration statement of the Company filed under the 1933 Act;

         f. "SEC" means the United States Securities and Exchange Commission or any successor entity.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Share Purchase Agreement.

2.       REGISTRATION, PIGGYBACK AND DEMAND REGISTRATION.

2.1 The Company shall prepare, and, on or prior to December 31, 1999 (the "Filing Deadline"), file with the SEC a Registration Statement on Form SB-2 (the "Registration Statement") or, if such form is unavailable for such a registration, on such other form as is available for such a registration for but not limited to the Registrable Securities, which Registration Statement shall include not less than all of the Registrable Securities which IMSC shall reserve for issuance and will at all times keep available, to meet its obligations under the Special Shares. Such Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also registers such indeterminate number of additional shares of Common Stock as may become issuable upon the exchange of the Special Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Company shall permit the Registration Statement to become effective within five (5) business days after receipt of notice from the SEC and any applicable state securities commissions that it has no further comments. In the event that following December 31, 2002 (the "Special Share Determination Date") it is determined that the number of shares of Common Stock required to satisfy the exchange of the Special Shares is less than 2,500,000 the obligation of IMSC to maintain the Registration Statement for Common Stock for the holders of Special Shares shall be reduced from 2,500,000 shares of Common Stock to such lesser number (the "Revised Number of Common Stock"). In the event that following the Special Share Determination Date, it is determined that the number of shares of Common Stock required to satisfy the exchange of Special Shares is greater than 2,500,000, IMSC shall file an amendment or supplement to the Registration Statement thereby increasing the number of shares of Common Stock offered in the Registration Statement accordingly. Through its best efforts, the Company will maintain the effectiveness of the Registration Statement until December 31, 2006 (herein called the "End Date").

2.2 At any time subsequent to the End Date until December 31, 2013, Vendors who have converted all or a portion of the Special Shares into the Registrable Securities shall have the right to demand, on one occasion only, the filing of a Registration Statement to register such Registrable Securities. In order to exercise such demand right, the Vendors holding at least 50% of the Registrable
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                                     - 4 -


         Securities then outstanding must give IMSC not less than sixty (60) days advance written notice to IMSC that IMSC effect a registration. Upon such demand, IMSC shall expeditiously as possible use its reasonable commercial efforts to cause a Registration Statement covering the following securities to become effective: (a) the shares of Common Stock which the Company has been requested to register pursuant to this Section 2.2; and (b) such other shares of Common Stock as the Company determined shall be included in such registration, provided however, that if the securities which are the subject of such registration are offered through an underwriter, agent or group of underwriters or agents and such underwriters or agents request that the additional shares of Common Stock desired by the Company to be registered be excluded from such registration and such request is reasonable in light of prevailing market conditions, the applicable Vendors shall not be obligated to include such additional shares of Common Stock of the Company in the Registration Statement. The Company shall maintain the Registration Statement contemplated in this Section
         2.2 herein effective until the earlier of: (i) the date upon which the Vendors may sell all of the Registrable Securities pursuant to Rule 144 promulgated under the 1933 Act (or successor thereto) or (ii) the third anniversary from the effective date of the Registration Statement contemplated in this Section 2.2 herein.

2.3 The Company shall have the right to delay, for a period not exceeding three (3) months, the filing of a Registration Statement concerning the exercise by the Vendors of a demand right hereunder, in the event that such filing would, in the Company's reasonable opinion, adversely impact upon a financing that the Company is involved in at the time such demand right is received.

2.4 If, the Company, at any time subsequent to the End Date, proposes to register any of its equity securities under the 1933 Act (otherwise than pursuant to Section 2.2) on any forms other than on Form S-4 or S-8, or any successor or similar forms, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to the Vendors of its intention to effect such a registration and shall include (subject to the provisions hereof) in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the receipt of the Company's notice.

2.5 If a Piggyback Registration is an underwritten primary distribution registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such distribution or registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company or without adversely affecting the marketability of the offering, the Company shall include in such distribution or registration all or a portion of the following securities in the following priority to the extent that the managing underwriters
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                                     - 5 -


         deem advisable: (i) first, the securities the Company proposes to sell;
         (ii) second, those securities granted to any party or parties which obtained piggy back rights prior to the Vendor and is exercising such rights; and (iii) third, the Registrable Securities of the Vendors requested to be included in such registration.

2.6 If a Piggyback Registration is an underwritten secondary distribution or registration on behalf of holders of the Company's securities or securities convertible into the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such distribution or registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such distribution or registration, the Company shall include in such registration or distribution securities in the following priority to the extent that the managing underwriters deem advisable: (i) first, the securities requested to be included therein by the holders requesting such distribution or registration; and (ii) second, the Registrable Securities requested to be included in such distribution or registration.

3.       ADDITIONAL REGISTRATION PROCEDURES.

3.1 The Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus(es) used in connection with the Registration Statement, which prospectus(es) are to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement effective at all times during the applicable periods specified herein, and, during each such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement (as such securities may be split, reverse split or otherwise changed from time to time in order to give full effect to any stock dividends or similar transaction applicable to the Registrable Securities). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

3.2 The Company shall furnish to each Vendor without charge promptly after the same is prepared and filed with the SEC at least ten (10) copies of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus(es) included in such Registration Statement.

3.3 The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable
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                                      - 6 -


         Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Vendor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

3.4 The Company shall hold in confidence and not make any disclosure of information concerning a Vendor provided to the Company unless: (i) disclosure of such information is necessary to comply with federal or state securities law; (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement; (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction; or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Vendor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Vendor and allow such Vendor, at the Vendor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.5 The Company shall cooperate with the Vendors who exchange the Special Shares for Registrable Securities so as to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities which have the benefit of an effective Registration Statement.

3.6 The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

3.7 The Company shall furnish, without charge, to the Vendors such number of prospectuses and other documents incident thereto as the Vendors from time to time reasonably request in writing in order to facilitate the disposition of the Registrable Securities in accordance with the plan of disposition set forth for the Vendors in the Registration Statement of which such Prospectus forms a part.

3.8 The Company shall use its best efforts, concurrently with the filing of a Registration Statement with the SEC, to register or qualify the Registrable Securities included in such Registration Statement for sale under the securities or "blue sky" laws of such number of state securities commissions as the Vendors may reasonably request (not to exceed 5 states), except that IMSC shall not be required in connection therewith to execute a general consent to service of process or to qualify to do business in any state. The Company shall only be responsible for the expenses associated with "blue sky" registration in up to 5 states and the Vendors shall be solely responsible and shall indemnify the Company for all expenses associated with registration in any additional states.
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                                      - 7 -


3.9 The Company shall notify the Vendors promptly and (if requested by the Vendors) confirm such notice in writing (i) when a Registration Statement or post-effective amendment to a Registration Statement has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective,
         (ii) of the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by IMSC of any notification with respect to the suspension or threat of suspension of the qualification of any of the Registrable Securities for sale in any state in which such sale has previously been qualified or the initiation of any proceeding for such purpose, or (iv) of the occurrence of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires any revisions to the Registration Statement or Prospectus so that they do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.10     The Company shall, upon the occurrence of any event referred to in
         Section 3.9(ii) or (iv) above, use its best efforts to promptly prepare a post-effective amendment to the applicable Registration Statement or supplement to the related Prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

3.11 The Company shall make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or suspending the qualification of the Registrable Securities for sale in any state where they have previously been qualified.

3.12 The Company shall cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

3.13 If, at any time during the currency of this Agreement, the Company's principal trading market (based upon weekly volume) is located in one or more provinces of Canada rather than the United States, the Company shall cooperate with the Vendors in order to provide the various registration rights provided in this agreement (or rights substantively similar thereto) in such province if requested by Vendors then holding Special Shares entitling them to a majority of the Registrable Securities issuable, subject to compliance with applicable securities laws in such jurisdiction. In such event, the Company shall be relieved from its obligations hereunder provided that an agreement with respect to registration rights in Canada in form and substance satisfactory to the Vendors is entered into between the Company and the Vendors.
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4.       OBLIGATIONS OF THE VENDORS.

4.1 At least thirty (30) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Vendor in writing of the information the Company requires from each such Vendor if such Vendor elects to have any of such Vendor's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that each Vendor shall furnish to the Company such information regarding itself, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

4.2 Each Vendor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Vendor has notified the Company in writing of such Vendor's election to exclude all of such Vendor's Registrable Securities from the Registration Statement.

5.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) IMSC shall indemnify and hold harmless each Vendor, its directors and officers (if any), each underwriter, within the meaning of the 1933 Act, who may purchase from or sell for the Vendors any Registrable Securities and any person or entity who "controls" any of the foregoing within the meaning of the 1933 Act (each, a "Seller") from and against any and all losses, claims, damages, liabilities and expenses (including without limitation, amounts paid in settlement of any litigation, commenced or threatened, or claim based upon matters covered by the indemnities provided for in this sentence, and expenses reasonably incurred in defending against any such commenced or threatened litigation or claims), joint or several, to which such Seller may become subject which arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged omission based solely upon written information furnished or required to be furnished to IMSC by such Seller expressly for use therein.
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                                      - 9 -


         (b) Each Seller, severally and not jointly, shall be obligated to indemnify IMSC, its directors and officers and each person, if any, who "controls" IMSC within the meaning of the 1933 Act (each, an "IMSC Affiliate"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, amounts paid in settlement of any litigation, commenced or threatened, or claim based upon matters covered by the indemnities provided for in this sentence, and expenses reasonably incurred in defending against any such commenced or threatened litigation or claims), joint or several, to which such IMSC Affiliate may become subject which arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or other document incidental to any registration, qualification or compliance (or in any written related registration statement, notification or the like) required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, based solely upon written information furnished or required to be furnished to IMSC by a Seller expressly for use therein, provided that the maximum liability of the Vendors pursuant to this paragraph (b) shall be limited to the net amount of proceeds received by the Vendors from the sale of Registrable Securities pursuant to such Registration Statement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different form or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of its election so to assume the defense of such action and approval by
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                                     - 10 -


                  the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the provision of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the unindemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.       EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, accounting fees, and fees and disbursements of legal counsel of the Company shall be borne by the Company.

7.       REPORTS UNDER THE 1934 ACT.

With a view to making available to the Vendors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Vendors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

         a. make and keep public information available, as those terms are understood and defined in Rule 144;

         b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

         c. furnish to each Vendor so long as such Vendor owns Registrable Securities promptly upon request, (i) a written statement by the Company that is has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and, (iii) such other information as may be reasonably requested to permit the Vendors to sell the Registrable Securities pursuant to Rule 144 without registration.

8.       AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each of Donald and Robert. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Vendor and the Company.

9.       ADDITIONAL COVENANTS.

9.1 The Company covenants and agrees to endeavour, subject to market conditions, to have its Common Stock quoted or listed on the NASDAQ National Market, the American Stock Exchange, the New York Stock Exchange (or any successor thereto) or listed on The Toronto Stock Exchange on or before May 11, 2000.

9.2 The Company covenants and agrees on or before that date which is 45 days following the date hereof to prepare and file an application for an order of the Ontario Securities Commission pursuant to Section 74(1) of the Securities Act (Ontario) (the "Act") exempting the Company and the Vendors from certain registration and prospectus requirements under the Act in connection with the various trades contemplated by the share provisions attaching to the Special

Shares. The expenses of such application shall be borne by the Company. The Company agrees to provide the Vendors' counsel with drafts of such application and proposed order for their review and comment prior to submitting same.

10.      GENERAL.

a. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, the business day following the date sent by facsimile (with receipt confirmed); (iii) three (3) days after being sent by mail, or (iv) one (1) day after deposit with an internationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers of such communications shall be:

         If to the Corporation:
         International Menu Solutions Corporation
         350 Creditstone Road
         Concord, Ontario
         L4K 3Z2
         Attention: Michael A. Steele
         Telecopier No.: (905) 660-4585

         with a copy to:
         McCarter Grespan Robson Beynon
         675 Riverbend Drive
         Kitchener, Ontario
         N2K 3S3
         Attention: Thomas D. Beynon, Q.C.
         Telecopier No.: (519) 742-1841

(i)      if to Donald and Deborah:

         RR#1
         Fergus, Ontario
         N1M 2W3

         with a copy to:
         Borden & Elliot
         Scotia Plaza
         40 King St. West
         Toronto, Ontario
         M5H 3Y4
         Attention: Andrew Kingsmill
         Telecopier No.: (416) 361-7087

(ii)     if to Robert and Anjela:
         113 Partridge Place
         Waterloo, Ontario
         N2V 1S5

         with a copy to:
         Borden & Elliot
         Scotia Plaza
         40 King St. West
         Toronto, Ontario
         M5H 3Y4
         Attention: Andrew Kingsmill
         Telecopier No.: (416) 361-7087

         Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. For greater certainty, this Agreement overrides any reference to registration rights in any other agreement between the parties hereto.

f. This Agreement shall enure to the benefit and binds the parties and their respective heirs, executors, administrators, personal and legal representations, successors and permitted assigns. This Agreement and the rights hereunder shall not be assigned by any of the parties of this Agreement without the prior consent of all of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed (by original or facsimile signature) in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF the parties hereto have executed this Registration Rights Agreement to be executed as of date first above written.

                                        INTERNATIONAL MENU SOLUTIONS
                                        CORPORATION

                                        Per  /s/ illegible signature
                                           -----------------------------------

                                        Title:  President
                                              --------------------------------


/s/ illegible signature                      /s/ Donald Kilimnik
----------------------------------          ------------------------------------
     Witness                                         DONALD KILIMNIK

/s/ illegible signature                      /s/ Deborah Kilimnik
----------------------------------          ------------------------------------
     Witness                                         DEBORAH KILIMNIK

/s/ illegible signature                      /s/ Robert Curik
----------------------------------          ------------------------------------
     Witness                                         ROBERT CURIK

/s/ illegible signature                      /s/ Anjela M. Curik
----------------------------------          ------------------------------------
     Witness                                         ANJELA CURIK